_________________________________________________________________



                            SEALRIGHT CO., INC.




                                $75,000,000




                               SENIOR NOTES


                          MASTER SHELF AGREEMENT




                       Dated as of October 17, 1995


_________________________________________________________________


                             TABLE OF CONTENTS

                          (Not Part of Agreement)
                                                                       Page


1.   AUTHORIZATION OF ISSUE OF NOTES.. . . . . . . . . . . . . . . . . . .1

2.   PURCHASE AND SALE OF NOTES. . . . . . . . . . . . . . . . . . . . . .2
     2A.  Facility.. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2B.  Issuance Period. . . . . . . . . . . . . . . . . . . . . . . . .2
     2C.  Periodic Spread Information. . . . . . . . . . . . . . . . . . .2
     2D.  Request for Purchase.. . . . . . . . . . . . . . . . . . . . . .3
     2E.  Rate Quotes. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2F.  Acceptance.. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2G.  Market Disruption. . . . . . . . . . . . . . . . . . . . . . . .4
     2H.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2I.  Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

3.   CONDITIONS OF CLOSING.. . . . . . . . . . . . . . . . . . . . . . . .6
     3A.  Certain Documents. . . . . . . . . . . . . . . . . . . . . . . .7
     3B.  Opinion of Purchaser's Special Counsel.. . . . . . . . . . . . .8
     3C.  Representations and Warranties; No Default.. . . . . . . . . . .8
     3D.  Purchase Permitted by Applicable Laws. . . . . . . . . . . . . .8
     3E.  Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .8
     3F.  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3G.  Payment of Fees. . . . . . . . . . . . . . . . . . . . . . . . .8

4.   PREPAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4A.  Scheduled Prepayments. . . . . . . . . . . . . . . . . . . . . .9
     4B.  Optional Prepayment With Yield-Maintenance Amount. . . . . . . .9
     4C.  Notice of Optional Prepayment. . . . . . . . . . . . . . . . . .9
     4D.  Application of Prepayments.. . . . . . . . . . . . . . . . . . .9
     4E. Retirement of Notes.. . . . . . . . . . . . . . . . . . . . . . .9

5.   AFFIRMATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . 10
     5A.  Financial Statements.. . . . . . . . . . . . . . . . . . . . . 10
     5B.  Information Required by Rule 144A. . . . . . . . . . . . . . . 12
     5C.  Inspection of Property.. . . . . . . . . . . . . . . . . . . . 12
     5D.  Covenant to Secure Note Equally. . . . . . . . . . . . . . . . 12
     5E.  To Keep Books. . . . . . . . . . . . . . . . . . . . . . . . . 12
     5F.  Payment of Taxes; Corporate Existence; Maintenance of
          Properties.. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5G.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5H.  Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . 13

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 14
     6A.  Current Ratio. . . . . . . . . . . . . . . . . . . . . . . . . 14
     6B.  Tangible Net Worth.. . . . . . . . . . . . . . . . . . . . . . 14
     6C.  Consolidated Funded Indebtedness.. . . . . . . . . . . . . . . 14
     6D.  Consolidated Total Indebtedness. . . . . . . . . . . . . . . . 14
     6E.  Short-Term Working Capital Indebtedness. . . . . . . . . . . . 14
     6F.  Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . 14
     6G.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     6H.  Certain Restrictions Relating to Subsidiaries. . . . . . . . . 16
     6I.  Merger, Consolidation, Sale or Lease.. . . . . . . . . . . . . 16
     6J.  Transactions with Affiliates.. . . . . . . . . . . . . . . . . 17
     6K.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     6L.  Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 18
     6M.  Sales and Leasebacks.. . . . . . . . . . . . . . . . . . . . . 19
     6N.  Maintenance of Present Business. . . . . . . . . . . . . . . . 19

7.   EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . 19
     7A.  Acceleration.. . . . . . . . . . . . . . . . . . . . . . . . . 19
     7B.  Other Remedies.. . . . . . . . . . . . . . . . . . . . . . . . 22

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.. . . . . . . . . . . . . 22
     8A.  Organization.. . . . . . . . . . . . . . . . . . . . . . . . . 22
     8B.  Financial Statements.. . . . . . . . . . . . . . . . . . . . . 23
     8C.  Actions Pending. . . . . . . . . . . . . . . . . . . . . . . . 23
     8D.  Outstanding Indebtedness.. . . . . . . . . . . . . . . . . . . 24
     8E.  Title to Properties. . . . . . . . . . . . . . . . . . . . . . 24
     8F.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     8G.  Conflicting Agreements and Other Matters.. . . . . . . . . . . 24
     8H.  Offering of Notes. . . . . . . . . . . . . . . . . . . . . . . 25
     8I.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 25
     8J.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     8K.  Governmental Consent.. . . . . . . . . . . . . . . . . . . . . 26
     8L.  Environmental and Other Regulatory Compliance. . . . . . . . . 26
     8M.  Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8N.  Licenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8O.  Investment Company Act.. . . . . . . . . . . . . . . . . . . . 27
     8P.  Hostile Tender Offers. . . . . . . . . . . . . . . . . . . . . 27

9.   REPRESENTATIONS OF THE PURCHASERS.  . . . . . . . . . . . . . . . . 27
     9A.  Nature of Purchase.. . . . . . . . . . . . . . . . . . . . . . 27
     9B.  Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . 27

10.  DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10A. Yield-Maintenance Terms. . . . . . . . . . . . . . . . . . . . 28
     10B. Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10C. Accounting Principles, Terms and Determinations. . . . . . . . 37

11.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     11A. Note Payments. . . . . . . . . . . . . . . . . . . . . . . . . 37
     11B. Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     11C. Consent to Amendments. . . . . . . . . . . . . . . . . . . . . 38
     11D. Form, Registration, Transfer and Exchange of Notes;
          Lost Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . 39
     11E. Persons Deemed Owners; Participations. . . . . . . . . . . . . 40
     11F. Survival of Representations and Warranties; Entire
          Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     11G. Successors and Assigns.. . . . . . . . . . . . . . . . . . . . 40
     11H. Disclosure to Other Persons; Confidentiality.. . . . . . . . . 40
     11I. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     11J. Payments Due on Non-Business Days. . . . . . . . . . . . . . . 41
     11K. Satisfaction Requirement.. . . . . . . . . . . . . . . . . . . 41
     11L. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 42
     11M. Severability.. . . . . . . . . . . . . . . . . . . . . . . . . 42
     11N. Descriptive Headings.. . . . . . . . . . . . . . . . . . . . . 42
     11O. Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . 42
     11P. Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . 42


INFORMATION SCHEDULE

SCHEDULE 6G EXISTING LIENS

SCHEDULE 6H EXISTING INDEBTEDNESS

SCHEDULE 8A LIST OF SUBSIDIARIES

SCHEDULE 8G -- LIST OF AGREEMENTS RESTRICTING DEBT

EXHIBIT A-1   -- FORM OF NOTE

EXHIBIT A-2   -- FORM OF SERIES A NOTE

EXHIBIT B   -- FORM OF REQUEST FOR PURCHASE

EXHIBIT C   -- FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT D   -- FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT E   -- FORM OF CONFIDENTIALITY LETTER

                            SEALRIGHT CO., INC.
                          7101 College Boulevard
                                Suite 1400
                       Overland Park, Kansas  66210



                                                     As of October 17, 1995



To:  The Prudential Insurance Company
       of America (herein called "Prudential")
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the
     "Purchasers")
     c/o Prudential Capital Group
     Gateway Center Four
     100 Mulberry Street
     Newark, NJ 07102-4069

Ladies and Gentlemen:

          The undersigned, Sealright Co., Inc. (the "Company"), hereby agrees with you as follows:

          1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 15 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 12 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1 attached hereto. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a "Series" of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.

          2.   PURCHASE AND SALE OF NOTES.

          2A. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "Facility". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

          2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

          2C. Periodic Spread Information. Provided no Default or Event of Default exists, not later than 10:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 10:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.

          2D. Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall
(i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default,
(vii) specify the Designated Spread for such Notes, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

          2E. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may, but shall be under no obligation to, provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

          2F. Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or, in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period being the "Acceptance Window"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 1:30 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being an "Accepted Note") as to which such acceptance (an "Acceptance") relates.
The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (a "Confirmation of Acceptance").

          2G. Market Disruption. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F the domestic market for U.S. Treasury Securities or derivatives shall have closed or there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

          2H.  Closing.

          2H(1)     Initial Closing -- The Company hereby agrees
to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company under the Facility $30,000,000 of 7.09% Senior Notes, Series A, due October 17, 2010 (the "Series A Notes") at 100% of such aggregate principal amount. The Series A Notes shall be substantially in the form of Exhibit A-2 attached hereto. The Company will deliver to Prudential, at the offices of Bryan Cave at 245 Park Avenue, New York, New York 10167, one or more Notes registered in Prudential's name, evidencing the aggregate principal amount of Series A Notes to purchase by Prudential and in the denomination or denominations specified in the Information Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds to the credit of the Company's account #9801168215 at UMB Bank, n.a., Kansas City, Missouri (ABA No. 101000695) on the date of closing, which shall be October 17, 1995, or any other date upon which the Company and Prudential may mutually agree (the "Initial Closing").

          2H(2)     Subsequent Closings.  Not later than 11:30
A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at such place in New York City as is specified in the Confirmation of Acceptance or such other place as the parties shall agree the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

          2H(3)     Rescheduled Closings.  If the Company fails
to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M. (New York City local time) on such scheduled Closing Day notify such Purchaser in writing whether
(x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(2) or
(y) such closing is to be canceled as provided in paragraph 2I(3). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M. (New York City local time) on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(3).

          2I.  Fees.

          2I(1)     Facility Fee -- The Company will pay to
Prudential in immediately available funds a fee (the "Facility Fee") (i) at the time of the execution and delivery of this Agreement by the Company and Prudential, in an amount equal to $20,000 and (ii) on each Closing Day occurring after December 31, 1995, in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

          2I(2) Delayed Delivery Fee -- If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs on a date later than the date specified in the Confirmation of Acceptance for such Accepted Note), a fee (the "Delayed Delivery Fee") calculated as follows:

                        (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on high quality commercial paper or, if such commercial paper is unavailable for purchase at such time , an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

          2I(3) Cancellation Fee -- If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2H that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "Cancellation Date"), the Company will pay Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                  PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in paragraph 2I(2). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

          3.   CONDITIONS OF CLOSING.  The obligation of any
Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

          3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable
Closing Day:

          (i) The Accepted Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Accepted Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes; or for any Closing Day other than the Initial Closing Day, a certificate of the Secretary or an Assistant Secretary of the Company stating that such resolutions remain in effect.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Accepted Notes and the other documents to be delivered hereunder; or for any Closing Day other than the Initial Closing Day, a certificate of the Secretary or an Assistant Secretary of the Company stating that the information in such certificate continues to be true and correct.

          (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company; or a certificate of the Secretary or an Assistant Secretary of the Company stating that the Certificate of Incorporation and bylaws of the Company have not changed since last delivered pursuant to this Agreement.

          (v) A favorable opinion of Bryan Cave, special counsel to the Company satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as Prudential may reasonably request.

          (vii) On the Initial Closing Day only, certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Kansas, California, Missouri, New York, North Carolina and Ohio together with copies of such financing statements.

          (viii) On each Closing Day, other than the Initial Closing Day, a certificate of an Authorized Officer of the Company certifying the interest rate and maturity date for the Accepted Notes to be issued on such Closing Day.

          (ix) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

          3B. Opinion of Purchaser's Special Counsel. Such Purchaser shall have received from Thomas P. Donahue, Assistant General Counsel of Prudential or such other counsel, who is acting as special counsel for it in connection with this transac-

tion, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

          3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

          3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          3E. Legal Matters. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

          3F. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          3G. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee or any Delayed Delivery
Fee.

          4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any scheduled prepayments set forth in such Notes as provided in paragraph 4A and with respect to the optional prepayments permitted by paragraph 4B.

          4A. Scheduled Prepayments. The Notes of each Series shall be subject to scheduled prepayments, if any, set forth in the Notes of such Series.

          4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in amounts of at least $1,000,000 and in integrals of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of scheduled payments of principal of the Notes in such Series in inverse order of their scheduled due dates.

          4C. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Notes of the same Series as such Note to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

          4D. Application of Prepayments. Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A or 4B, the amount so prepaid shall be allocated to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

          4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

          5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

          5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in quadruplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto, if any) and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

          (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto, if any) and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) immediately upon a Responsible Officer becoming aware of (a) the occurrence of any Reportable Event (the reporting of which has not been waived by the PBGC) or any nonexempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Code in connection with any Plan, or any trust created thereunder, (b) any failure to make a required contribution to a Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (c) the taking of any action with respect to a Plan which could result in the requirement that the Company or any of its Subsidiaries furnish a bond or other security to the PBGC or such Plan, or (d) the occurrence of any event with respect to any Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or in any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post retirement welfare plan (as defined in Section 3(1) of ERISA) benefit, a written notice specifying the nature thereof, what action the Company or such Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the PBGC with respect thereto; and

          (vi) with reasonable promptness, such other financial or other information relating to the business and properties of the Company and of any of its Subsidiaries, including without limitation consolidating financial statements of the Company and its Subsidiaries, financial statements and other reports filed with any governmental department, bureau, commission or agency as such Significant Holder may reasonably request; provided that the Company need not furnish consolidating financial statements other than those prepared in the ordinary course of its business.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D, 6E, 6F and 6L, stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto and giving, in the event of the formation or acquisition of a Subsidiary during the preceding fiscal period, the name of such Subsidiary, its jurisdiction of incorporation and a brief description of its business, together with, in the case of such an acquisition, a certificate of a principal financial officer of the Company showing compliance with paragraph 6H(2).

     Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request and in each case only in connection with such Significant Holder's investment in the Notes.

          5D. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6G (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

          5E. To Keep Books. The Company will, and will cause each of its Subsidiaries to, at all times keep proper books of records and account in which full, true and correct entries will be made of its transactions in accordance with GAAP.

          5F. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company covenants that it will, and will cause each of its Subsidiaries to:

          (i) pay and discharge promptly all taxes, assessments and other governmental charges or levies imposed upon it, its income or profits or any of its properties or assets before any penalty or interest accrues thereon, as well as all claims and liabilities of any kind (including without limitation claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property, prior to the time and when any penalty or fine shall be incurred with respect thereto; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate and prompt proceedings and if the Company or any such Subsidiary, as the case may be, shall have set aside on its books reserves in respect thereof (segregated to the extent required by GAAP) to the extent required by GAAP;

          (ii) do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that nothing in this paragraph 5F(ii) shall prevent the abandonment or termination of the corporate existence, rights and franchises of any Subsidiary if, in the reasonable opinion of the Company, such abandonment or termination is in the best interest of the Company and not disadvantageous in any material respect to the holders of the Notes;

          (iii) maintain adequate assets, contracts, licenses, permits and other governmental approvals and authorizations, operating authorities, certificates of public convenience, operating certificates, patents, copyrights, trademarks and trade names, industrial designs and other intellectual property for it to conduct its business as heretofore conducted by it and shall promptly notify the holders of the Notes in writing of any occurrence or event or loss with respect to any of the foregoing which has or could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or any of its Subsidiaries, or the Company's ability to perform its obligations under the Notes or the agreement; and

          (iv) maintain and keep its properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          5G. Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound and reputable insurers, all property of an insurable nature against loss or damage (including, without limitation, public liability) of the kinds customarily insured against by similarly-situated corporations, and carry such other insurance as is usually carried by corporations engaged in the same or a similar business similarly situated.

          5H. Compliance with Laws. The Company covenants that it will, and will cause each of its Subsidiaries to, comply in all respects with all applicable statutes, rules, regulations and orders of any governmental authorities with respect to the conduct of its business and the ownership of properties (including, without limitation, all applicable laws relating to the protection of the environment, equal opportunity and employee safety), except if the failure to comply could not, as far as the Company can reasonably foresee, individually or in the aggregate, have a material adverse effect on the business, results of operations, prospects or condition (financial or other) of the Company or any of its Subsidiaries.

          6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

          6A. Current Ratio. The Company covenants that it will not suffer or permit Consolidated Current Assets at any time to be less than one hundred fifty percent (150%) of Consolidated Current Liabilities.

          6B. Tangible Net Worth. The Company covenants that it will not suffer or permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) sixty-five million dollars ($65,000,000) plus (ii) fifty percent (50%) of cumulative Consolidated Net Income earned after June 30, 1993.

          6C. Consolidated Funded Indebtedness. The Company covenants that it will not suffer or permit the aggregate outstanding balance of Consolidated Funded Indebtedness at any time to exceed sixty percent (60%) of Consolidated Total Capitalization. For purposes of this paragraph 6C, Consolidated Funded Indebtedness shall exclude any fixed sinking fund payments or other payments or prepayments required to be made within one
(1) year from the date of determination thereof with respect to any Indebtedness that had an original maturity more than twelve (12) months from the date of original incurrence, all as determined in accordance with GAAP.

          6D. Consolidated Total Indebtedness. The Company covenants that it will not suffer or permit the aggregate outstanding balance of Consolidated Total Indebtedness at any time to exceed two hundred percent (200%) of Consolidated Tangible Net Worth.

          6E. Short-Term Working Capital Indebtedness. For a period of forty-five (45) consecutive days during the twelve (12) month period following October 22 of each year, the Company covenants that it will not and will not permit any Subsidiary to suffer or permit the daily average outstanding principal balance of its Short-Term Working Capital Indebtedness to exceed five million dollars ($5,000,000) during such forty-five (45) day period.

          6F. Fixed Charge Coverage. The Company covenants that it will not suffer to permit, as of the end of any fiscal quarter of the Company, Consolidated Net Income Available for Fixed Charges for its four (4) most recent consecutive fiscal quarters (taken as a whole) to be less than two hundred percent (200%) of the aggregate amount of the Fixed Charges for such period of four (4) fiscal quarters (taken as a whole).

          6G. Liens. The Company covenants that it will not, and will not permit any of its Subsidiaries to, (i) create, assume, incur, permit or suffer to exist any Lien on or with respect to, or, whether by transfer to any Subsidiary or Affiliate or otherwise, subject, or permit any Subsidiary or Affiliate to subject, any property or assets (real or personal, tangible or intangible, including, without limitation, any stock or other securities of a Subsidiary) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C) to any Lien, or (ii) own or acquire or agree to acquire any property or assets (real or personal, tangible or intangible) subject to any Lien (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provision of paragraph 5C); provided that the foregoing shall not prevent:

          (i)  Liens listed in Schedule 6G hereto;

          (ii) Any Lien created to secure all or any part of the purchase price of assets acquired by the Company or any of its Subsidiaries after the date hereof or constructed by or on behalf of the Company or any of its Subsidiaries after the date hereof, provided that (a) the principal amount of Indebtedness secured by any such Lien shall not at any time exceed an amount equal to ninety percent (90%) of the cost to the Company or its Subsidiaries of the assets so acquired or constructed, and (b) such Lien shall at all times be confined solely to the asset or assets so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property which after the date of this Agreement is an improvement to or is acquired for specific use in connection with such acquired assets;

          (iii) Liens for taxes, assessments or other governmental charges to the extent not required to be paid by paragraph 5F;

          (iv) Materialmen's, merchants', carriers', workers', repairers', or other like Liens arising in the ordinary course of business to the extent not required to be paid by paragraph 5F;

          (v) Pledges or deposits of cash or marketable securities made in the ordinary course of business in connection with worker's compensation laws, unemployment insurance and social security laws;

          (vi) Leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) Liens created by any Subsidiary of the Company as security for Indebtedness owing to the Company or to another Wholly-Owned Subsidiary of the Company; and

          (viii) Liens arising out of a judgment against the Company or any of its Subsidiaries for the payment of money not exceeding one million dollars ($1,000,000) with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

          6H. Certain Restrictions Relating to Subsidiaries. (1) The Company covenants that it will not permit any of its Subsidiaries to:

          (i) issue any shares of (or any warrants, rights or options to acquire shares of) capital stock having a preference as to dividends or upon liquidation over other shares of such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary; or

        (ii) notwithstanding anything to the contrary in this Agreement, sell, assign, transfer, pledge, dispose of or in any way part with control of any shares of (or any warrants, rights or options to acquire shares of) capital stock of another Subsidiary having a preference as to dividends or upon liquidation over other shares of such other Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary; or

          (iii) incur, create or assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (a) Indebtedness set forth in Schedule 6H hereto, (b) Indebtedness owing to the Company or another Wholly-Owned Subsidiary,
     (c) Indebtedness secured by any Lien permitted under paragraph 6G and (d) Indebtedness owing by a corporation, which corporation is acquired by the Company and thereupon becomes a Subsidiary of the Company, immediately prior to the Company's acquisition of such corporation, provided that the Indebtedness referred to in clause (d) of this subdivision (iii) was not created or incurred in conjunction with or in anticipation or contemplation of such acquisition, and
     (e) Capital Lease Obligations, provided further that the indebtedness referred to in clauses (c) and (e) of this subdivision (iii) shall at no time exceed $30,000,000 in the aggregate.

          (2) The Company covenants that it will not, and will not permit any of its Subsidiaries to, acquire, directly or indirectly, any stock of any other corporation which immediately after such acquisition would become a Subsidiary, unless immediately after giving effect to such acquisition:

          (i) the Company, one or more of its Wholly-Owned Subsidiaries, or the Company and one or more of its Wholly-Owned Subsidiaries shall own, directly or indirectly, all outstanding capital stock of such corporation having any preference as to dividends or upon liquidating over other shares of such corporation, and any and all rights, options and warrants to acquire any such preference stock; and

          (ii) no Default or Event of Default shall have occurred and be continuing.

          6I. Merger, Consolidation, Sale or Lease. The Company covenants that it will not, and will not permit any of its Subsidiaries to, (i) directly or indirectly, sell, assign, lease, transfer or otherwise dispose of more than twenty percent (20%) of the assets of the Company and its Subsidiaries on a consolidated basis (including without limitation shares of stock of Subsidiaries and any warrants, rights or options to acquire such shares of stock; it being understood that in the case of dispositions of any such equity securities of a Subsidiary (even if less than 100% of such securities held by the Company), compliance with the foregoing twenty percent (20%) limitation will be calculated based on the value of 100% of the assets of such Subsidiary on an unconsolidated basis determined in accordance with GAAP and on the assumption that 100% of such Subsidiary's securities have been disposed of regardless of the percentage of such Subsidiaries' securities actually disposed of) during any twelve
(12) month period; or (ii) consolidate with or merge into any Person or permit any Person to merge into it, unless the Company survives the consummation of any such transaction; and in the case of a transaction contemplated by clause (i) or (ii) of this paragraph 6I, at the time of such transaction, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          6J. Transactions with Affiliates. The Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the making of any loan) with any Affiliate of the Company or any of its Subsidiaries except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, as the case may be, and upon fair and reasonable terms which are not less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from Persons which are not an Affiliate of the Company or any of its Subsidiaries. Notwithstanding the provisions of this paragraph 6J, any investments made by the Company in any of its Subsidiaries or by any such Subsidiary in the Company otherwise permitted to be made pursuant to paragraph 6K shall not be deemed to violate this paragraph 6J.

          6K. Investments. The Company covenants that it will not, and will not permit any of its Subsidiaries to, make any investment or acquire or hold any interest in any Person, whether payment therefor is made in cash or capital stock of the Company, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property, capital contribution, extension of credit, guaranty or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise, except:

          (i) investments in direct obligations issued by the United States of America or obligations of any instrumentality or agency thereof payment of the principal and interest of which is unconditionally guaranteed by the United States of America and maturing not more than one (1) year from the date of acquisition thereof;

          (ii) investments in negotiable certificates of deposit maturing within one (1) year of the date of acquisition thereof and issued by any United States commercial bank that is a member of the Federal Deposit Insurance Corporation, which bank has capital and surplus aggregating at least two hundred fifty million dollars ($250,000,000) and that has been given a senior debt rating of A- or better by Standard & Poor's Rating Group or A3 or better by Moody's Investors Service, Inc.;

          (iii) investments in commercial paper with an original term of not in excess of two hundred seventy (270) days which, at the date of acquisition, has been given the highest credit rating accorded by each of Standard & Poor's Rating Group and Moody's Investors Service, Inc.;

          (iv) investments in money market mutual funds that have total assets in excess of two and one-half billion dollars ($2,500,000,000);

          (v) investments in tax-exempt securities rated "A" or better by Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

          (vi) investments not otherwise permitted by this paragraph 6K and previously consented to in writing by the holders of the Notes;

          (vii) investments in corporations all of the capital stock of which is owned by the Company; and

          (viii) investments not otherwise permitted by this paragraph 6K which in the aggregate do not exceed at any time twenty percent (20%) of Consolidated Tangible Net Worth.

          6L. Restricted Payments. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, during any fiscal year, (i) declare or pay any dividend or make any other distribution, in cash or otherwise, on any shares of any class of capital stock of the Company or any of its Subsidiaries (other than dividends payable to the Company, and other than a dividend or distribution payable in shares of capital stock of the Company or, as permitted by paragraph 6H, in shares of capital stock of any such Subsidiary) or (ii) purchase, redeem, retire by the making of any payment, or otherwise acquire any such shares (other than treasury stock held by the Company or any such Subsidiary as of September 9, 1993) or any warrants, options or other rights to acquire any such shares of stock, unless, immediately after giving effect to such action, the sum of

          (i) the aggregate amount of all such dividends and distributions declared, paid or made subsequent to June 30, 1993, and

          (ii) the aggregate amount of all such purchases, redemptions, retirements, and acquisitions made subsequent to June 30, 1993,

shall not exceed the sum of

          (i)  fifteen million dollars ($15,000,000),

          (ii) fifty percent (50%) (or minus one hundred percent (100%) in the case of a deficit) of cumulative Consolidated Net Income earned subsequent to June 30, 1993, and

          (iii) the aggregate amount received by the Company (other than from its Subsidiaries) as the net cash proceeds of sales of capital stock of the Company (including treasury stock and debt securities subsequently converted into or exchanged for capital stock) subsequent to June 30, 1993.

          6M. Sales and Leasebacks. The Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any other Person (other than the Company or any such Subsidiary) whereby the Company or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, to such other Person and then or thereafter rent, lease as lessee or repurchase under an extended purchase contract such property or any part thereof or any other property which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred;
provided that the foregoing shall not apply in respect of (i) property owned by the Company or any such Subsidiary for a period not exceeding twelve (12) months; (ii) real property on which substantial fixed improvements are constructed if such real property is owned by the Company or any such Subsidiary for a period not exceeding twelve (12) months after the date of completion of such fixed improvements, it being understood that for purposes of computing the twelve (12) month period referred to in clauses (i) and (ii) above, the period of time during which the Company or any of its Subsidiaries own any item of property shall be aggregated; and (iii) real property transferred and leased back by the Company in connection with the issuance of industrial development bonds.

          6N. Maintenance of Present Business. The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries, taken as a whole, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of September 9, 1993.

          7.   EVENTS OF DEFAULT.

          7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) a final judgment in an amount in excess of $2,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000; the Company or any other Person shall institute any steps to terminate a Plan if as a result of such termination the Company or any of its Subsidiaries could be required to make a contribution to or on account of such Plan, or could incur a liability or obligation to such Plan, in excess of $1,000,000; a contribution failure shall occur with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA; the Company or any of its Subsidiaries shall become subject to any excise tax on account of, or otherwise incur any material liability as a result of, engaging in any nonexempted "prohibited transaction," as defined in sections 406 and 408 of ERISA and section 4975 of the Code; or any Plan shall incur any "accumulated funding deficiency," as defined in section 302 of ERISA, in an amount in excess of $1,000,000, whether or not waived;

then (a) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) of the Notes of any Series may at its or their option by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon any declaration pursuant to this paragraph 7A only if
(I) the event whose occurrence permits such declaration is an Event of Default specified in any of clauses (i) to (vi), inclusive, or clauses
(xiii) or (xiv) of this paragraph 7A, (II) the Required Holders of the Notes of any Series (whether or not of the same Series as the Notes the maturity of which shall have been accelerated by such declaration) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention to declare or join in declaring the Notes held by such Required Holders (or all of the Notes of such Series) to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (III) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          7B. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.  The
Company represents, covenants and warrants as follows:

          8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware; each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated; Schedule 8A hereto correctly sets forth (i) the name and jurisdiction of the incorporation of each Subsidiary of the Company and (ii) a statement of the ownership of each such Subsidiary's stock; the shares of stock of the Subsidiaries listed in Schedule 8A hereto as owned by the Company or any of its Subsidiaries are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and non-assessable; the Company has and each of its Subsidiaries has full power and authority to own its respective properties and to carry on its respective business as now being conducted; and the Company is and each Subsidiary is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries.

          8B. Financial Statements. The Company has furnished each Purchaser of any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Arthur Andersen LLP; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. The consolidated balance sheet most recently delivered by the Company shows all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with generally accepted accounting principles. There has been no material adverse change in the business, condition (financial or otherwise), operations or (except to the extent disclosed in writing to the Purchasers of Accepted Notes in the Request for Purchase for such Accepted Notes with a notation that it is an exception to the "prospects" representation of this paragraph 8B) prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

          8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

          8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6C, 6D, 6E or 6H. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. Schedule 6H sets forth all Indebtedness for borrowed money of the Company and its Subsidiaries outstanding on the date hereof.

          8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6G. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.
Schedule 6G sets forth all Liens securing Indebtedness of the Company or its Subsidiaries existing on the date hereof (other than Liens on equipment securing approximately five hundred thousand dollars ($500,000) of Indebtedness).

          8F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on December 31, 1991. All material tax liabilities of the Company and its Subsidiaries were adequately provided for as of June 30, 1995 and are now so provided for on the books of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any Person on behalf of the Company or any of its Subsidiaries has agreed to extend the time for the assessment of any material amount of tax.

          8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule
8G may have been modified from time to time by written supplements delivered by the Company to Prudential in connection with a Request for Purchase).

          8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8I. Use of Proceeds. The proceeds of the Series A Notes will be used to refinance existing bank or secured indebtedness and for general corporate purposes. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

          8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

          8L. Environmental and Other Regulatory Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Federal, State, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment or otherwise applicable to the operation of the Company's and its Subsidiaries' respective businesses, including, without limitation, relating to equal opportunity and employee safety, except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best knowledge of the Company, there is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

          8N. Licenses. The Company and its Subsidiaries own and possess (or are licensed or otherwise have the full right to use) all trademarks, service marks, trade names, copyrights, patents, technology, know-how and processes, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable them to carry on their respective business in all material respects as now conducted and to own and operate the properties used in their business as now owned and operated, without known conflict with the rights of others. All such trademarks, service names, trade names, copyrights, patents, licenses, franchises, certificates, consents, permits and approvals are valid and subsisting, and the consummation of transactions contemplated by this Agreement will not alter or impair in any material respect any of such rights of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademark, service mark, trade name, copyright or license which either alone or in the aggregate, might reasonably be expected to materially adversely affect the business, results of operations, prospects or condition (financial or other) of the Company or any of its Subsidiaries.

          8O. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company," or a Person "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8P. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

          9.   REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

          9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Prudential's principal office is in New Jersey.

          9B. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          10A. Yield-Maintenance Terms.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Designated Spread" shall mean 0% in the case of each Series A Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor
(applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B. Other Terms.

          "Acceptance" shall have the meaning specified in paragraph 2F.

          "Acceptance Day" shall have the meaning specified in paragraph 2F.

          "Acceptance Window" shall have the meaning specified in paragraph 2F.

          "Accepted Note" shall have the meaning specified in paragraph 2F.

          "Affiliate" of any Person shall mean a Person which, directly or indirectly, controls or is controlled by or is under common control with such Persons or which beneficially owns or holds or has the power to direct the voting power of ten percent (10%) or more of any class of voting stock of such Person or which has ten percent (10%) or more of its voting stock (or, in the case of a Person which is not a corporation, ten percent (10%) or more of its equity interest) beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has a meaning correlative to the foregoing. No Person which is an institution shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants of the Company or any of its Subsidiaries contained in this Note, any other Note or in the Agreement and no Subsidiary of the Company shall be deemed to be an Affiliate of the Company.

          "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.
Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized
Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "Available Facility Amount" shall have the meaning specified in paragraph 2A.

          "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

          "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.

          "Cancellation Date" shall have the meaning specified in paragraph
2I(3).

          "Cancellation Fee" shall have the meaning specified in paragraph
2I(3).

          "Capital Lease" shall mean at any time any lease of property (whether real, personal or mixed) which in accordance with GAAP would at such time be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

          "Capital Lease Obligation" shall mean at any time the amount of the obligation of the lessee under a Capital Lease which in accordance with GAAP would at such time appear as a liability on a balance sheet of such lessee in respect of such Capital Lease.

          "Closing Day" shall mean, with respect to the Series A Notes, the Initial Closing Day and, with respect to any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such
Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted
Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except reference to "original Closing Day" in paragraph 2I(2), shall mean the Rescheduled Closing Day with respect to such Closing.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidential Information" shall mean any material non-public information regarding the Company and its Subsidiaries that is provided to any holder of any Note, any Person who purchases a participation in a Note and any offeree of a Note or participation therein pursuant to this Agreement other than information (i) which was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure,
(ii) which subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or (iii) which otherwise becomes known to such holder, such Person or such offeree, other than through disclosure by the Company or any Subsidiary.

          "Confirmation of Acceptance" shall have the meaning specified in paragraph 2F.

          "Consolidated Current Assets" on any date shall mean the total of all current assets of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of such date.

          "Consolidated Current Indebtedness" shall mean, as of any particular time and after eliminating inter-company items, all Current Indebtedness of the Company and its Subsidiaries, all as consolidated in accordance with GAAP.

          "Consolidated Current Liabilities" on any date shall mean the total of all current liabilities of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of such date, and shall include without limitation the items listed in clause (ii) of the definition of Current Indebtedness.

          "Consolidated Funded Indebtedness" shall mean, as of any particular time and after eliminating inter-company items, all Funded Indebtedness of the Company and its Subsidiaries, all as consolidated in accordance with GAAP.

          "Consolidated Net Income" shall mean, with respect to any period, the Net Income of the Company and its Subsidiaries for such period, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

          "Consolidated Net Income Available for Fixed Charges" shall mean with respect to any period, Consolidated Net Income (before income taxes) for such period plus the amount of Fixed Charges for such period.

          "Consolidated Stockholders' Equity" shall mean, as of any particular time, the aggregate amount of equity capital and surplus of the Company and its Subsidiaries appearing on a consolidated balance sheet of the Company and its Subsidiaries, less the cost of any treasury shares included on such balance sheet, prepared in accordance with GAAP.

          "Consolidated Tangible Net Worth" shall mean, as of any particular time and after eliminating inter-company items, Consolidated Stockholders' Equity less the sum (without duplication) of the aggregate of all amounts that appear on the asset side of such balance sheet and are attributable to assets which would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, brand names, copyrights, patents, patent applications, licenses, franchises, permits and rights with respect to the foregoing.

          "Consolidated Total Capitalization" shall mean, as of any particular time, the sum of Consolidated Funded Indebtedness plus Consolidated Stockholders' Equity.

          "Consolidated Total Indebtedness" shall mean, as of any particular time, the sum of Consolidated Funded Indebtedness and Consolidated Current Indebtedness of the Company and its Subsidiaries.

          "Current Indebtedness" shall mean, as of any particular time and after eliminating inter-company items, any Indebtedness of the Company or any of its Subsidiaries maturing on demand or within not more than twelve
(12) months from the date of determination thereof, including without limitation Indebtedness incurred under a commercial paper program or other "short-term" borrowing facility, but excluding (i) any such Indebtedness which is renewable or extendible at the option of the Company or any of its Subsidiaries to a date more than twelve (12) months after the date of determination of such Current Indebtedness, and (ii) any fixed sinking fund payments or other payments or prepayments required to be made within one (1) year from the date of determination thereof with respect to any Indebtedness that had an original maturity more than twelve (12) months from the date of original incurrence, all as determined in accordance with GAAP.

          "Delayed Delivery Fee" shall have the meaning specified in paragraph 2I(2).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facility" shall have the meaning specified in paragraph 2A.

          "Facility Fee" shall have the meaning specified in paragraph 2I(1).

          "Fixed Charges" shall mean all amounts deducted in the computation of Consolidated Net Income on account of (i) Interest Charges on
Consolidated Total Indebtedness, (ii) royalty expense of the Company and its Subsidiaries as determined in accordance with GAAP, and (iii) rentals of the Company and its Subsidiaries.

          "Funded Indebtedness" shall mean, as of any particular time and all as determined in accordance with GAAP, all Indebtedness of the Company or any Subsidiary which does not constitute (i) Current Indebtedness, (ii) deferred income taxes, (iii) inter-company items, (iv) deferred pension liabilities, or (v) such other amounts reflected as reserves on the Company's balance sheet, prepared in accordance with GAAP, as may be agreed upon in writing by the holders of the Notes.

          "GAAP" shall mean generally accepted accounting principles as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting professions.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

          "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

          "Indebtedness" shall mean as applied to any Person (without duplication): any obligations and liabilities to any other Person which under GAAP is shown on the balance sheet as a liability, including without limitation all debts, Guarantees, claims and indebtedness (contingent, fixed or other), heretofore, now or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Indebtedness includes, without limiting the foregoing, (i) obligations and liabilities of any Person secured by a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment therefor, (ii) Capital Lease Obligations, (iii) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (iv) any obligation of such person on account of deposits or advances (other than as an account party on an undrawn letter of credit or other obligation incurred in the ordinary course of business with respect to issuance of insurance policies),
(v) any obligation of such Person for the deferred purchase price of any property or services, (vi) Guarantees, endorsements of, and any other contingent obligations in respect of, the acquisition, purchase or servicing of the indebtedness, liabilities or obligations of any other person, whether or not for money borrowed and whether or not such Guarantee, endorsement or obligation is to supply funds to or to purchase goods or services from such other Person, and (vii) all indebtedness, liabilities or obligations (whether or not representing money borrowed) in effect guaranteed by an agreement, contingent or otherwise, to make a loan, advance or capital contribution to or other investment in any Person for the purpose of assuring or maintaining a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any Person for such purpose; provided that Indebtedness shall not include trade payables or accrued expenses arising in the ordinary course of business.

          "Initial Closing"  shall have the meaning specified in paragraph
2H(1).

          "Interest Charges" shall mean, with respect to any Indebtedness of the Company or any of its Subsidiaries for any period, all amounts which would, in accordance with GAAP, be deducted in computing Consolidated Net Income for such period on account of interest on such Indebtedness, including without limitation imputed interest in respect of Capital Lease Obligations and amortization of debt discount and expense.

          "Issuance Period" shall have the meaning specified in paragraph 2B.

          "Lien" shall mean any lien, charge, claim, mortgage, pledge, security interest, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference or priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease, any agreement to give a security interest, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Income" shall mean, with respect to any Person for any period, the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period determined in accordance with GAAP; provided that Net Income of the Company and any of its Subsidiaries shall not include:

          (i) the Net Income of any Subsidiary prior to the date it became a Subsidiary; and

          (ii) any gain or loss that is deemed extraordinary in accordance with GAAP.

          "Notes" shall have the meaning specified in paragraph 1.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity performing the same function.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Prudential" shall mean The Prudential Insurance Company of America.

          "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

          "Purchasers" shall mean, with respect to any Accepted Notes the Persons, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

          "Request for Purchase" shall have the meaning specified in paragraph
2D.

          "Required Holder(s)" shall mean, with respect to the Notes of any Series, at any time, the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes of such Series outstanding at such time.

          "Rescheduled Closing Day" shall have the meaning specified in paragraph 2H.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series" shall have the meaning specified in paragraph 1.

          "Series A Notes" shall have the meaning specified in paragraph 2H(1).

          "Short-Term Working Capital Indebtedness" shall mean Consolidated Current Indebtedness for borrowed money incurred by the Company and any of its Subsidiaries for working capital purposes.

          "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation a number of shares of outstanding stock of which having voting power to elect a majority of the members of the Board of Directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by a Person, one or more Subsidiaries of such Person, or by such Persons and one or more of its Subsidiaries, (ii) any other Person (other than a corporation), including without limitation a joint venture, in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions) or (iii) any other Person required to be consolidated with such Person for tax purposes.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" shall mean any Subsidiary of the Company all of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Company.

          10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

          11.  MISCELLANEOUS.

          11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule, attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

          11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, provided that the Company shall only be required to pay the fees and expenses of one counsel for all holders of the Notes unless all of the holders of each Series of Notes determine that there is a conflict between the holders of different Series of Notes, in which event, the Company shall be required to pay for separate counsel for the holders of each Series of Notes; (ii) the costs and expenses, including attorneys' fees and reasonable out-of-pocket expenses, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; and (iii) the reasonable out-of-pocket expenses incurred by any holder of the Notes in connection with any such modification. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note. Payment by the Company of the $20,000 Facility Fee specified in paragraph 2I (1)(i) shall satisfy the Company's obligation to pay all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers in connection with the preparation, execution and delivery of this Agreement and the issuance of the Series A Notes.

          11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential only, the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. Form, Registration, Transfer and Exchange of Notes; Lost
Notes. The Notes are issuable as registered notes without coupons in denominations of at least $250,000, except as may be necessary to reflect any principal amount not evenly divisible by $250,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.
Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note.
No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

          11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and any Confirmation of Acceptance executed by the Company and the Purchasers of Accepted Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. Disclosure to Other Persons; Confidentiality. Except as provided in this paragraph 11H, each holder and each Person who purchases a participation in a Note or any part thereof agrees that it will use its best efforts to hold in confidence and not to disclose the Confidential Information. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note; provided that prior to disclosing Confidential Information to any offeree referred to in clause (iii) and (iv) above, such holder will use its best efforts to have such offeree deliver to the Company a confidentiality agreement substantially in the form of Exhibit F hereto.

          11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information
Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

          11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES
SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

          11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          11P. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.


                              Very truly yours,

                              SEALRIGHT CO., INC.


                              By /s/ John T. Carper
                                   Title: Vice President


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By  /s/ Steven Arnold
     Vice  President

                           INFORMATION SCHEDULE

Prudential/Purchaser(s)

The Prudential Insurance Company
of America

Series A Notes.

(1)  All payments on account of the
Series A Notes held by such purchaser
shall be made by wire transfer of
immediately available funds for credit to:

Account No. 050-54-526
Morgan Guaranty Trust Company of
New York
23 Wall Street
New York, New York 10015
(ABA No.: 021-000-238)

Each such wire transfer shall set forth
the name of the Company, a reference
to "9.07% Senior Notes, Series A, due
October 17, 2010, Security No.
!INV5220!", and
the due date and application (as among
principal, interest and Yield-
Maintenance Amount) of the payment
being made.

(2)  Address for all notices relating
to payments:

The Prudential Insurance Company of
America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069

Investment Operations Group
(Attention:  Manager)








(3)  Address for all other
communications
and notices:

The Prudential Insurance Company of
America
c/o Prudential Capital Group
1201 Elm Street - Suite 4900
Dallas, Texas   75270

Attention:  Managing Director

(4)  Recipient of telephonic or facsimile
prepayment notices:

Manager, Investment Structure and
Pricing
(201) 802-6660
(201) 624-6432 (facsimile)

(5)  Tax Identification No.: 22-1211670

(6)  Authorized Officers:
     R. A. Walker
     Robert G. Gwin
     Randall M. Kob
     Paul L. Meiring
     Steven D. Arnold
Prudential/Purchaser(s)

Other Series as completed and delivered
with Confirmation of Acceptance.

The Prudential Insurance Company
of America

(1)  All payments on account of Notes
held by such purchaser shall be made by
wire transfer of immediately available
funds for credit to:

Account No. 050-54-526
Morgan Guaranty Trust Company of
New York
23 Wall Street
New York, New York 10015
(ABA No.: 021-000-238)

Each such wire transfer shall set forth
the name of the Company, a reference
to "_____% Senior Notes, Series ____,
due __________, Security No.
!INV____!", and
the due date and application (as among
principal, interest and Yield-
Maintenance Amount) of the payment
being made.

(2)  Address for all notices relating
to payments:

The Prudential Insurance Company of
America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069

Investment Operations Group
(Attention:  Manager)









(3)  Address for all other
communications
and notices:

The Prudential Insurance Company of
America
c/o Prudential Capital Group
1201 Elm Street - Suite 4900
Dallas, Texas   75270

Attention:  Managing Director

(4)  Recipient of telephonic or facsimile
prepayment notices:

Manager, Investment Structure and
Pricing
(201) 802-6660
(201) 624-6432 (facsimile)

(5)  Tax Identification No.: 22-1211670

(6)  Authorized Officers:
     R. A. Walker
     Robert G. Gwin
     Randall M. Kob
     Paul L. Meiring
     Steven D. Arnold
The Company

Sealright Co., Inc.

(1)  Address for Notices:

Sealright Co., Inc.
7101 College Boulevard
Overland Park, Kansas  66210

Attention: Vice President - Finance

(2)  Receipt of telephonic or facsimile
notices:


(913) 344-9000
(913) 344-9046 (facsimile)

(3)  Authorized Officers:
           Charles F. Marcy
           John T. Carper                                  SCHEDULE 6G


                             EXISTING LIENS
                                                           SCHEDULE 6H


                          EXISTING INDEBTEDNESS
                                                           SCHEDULE 8A


                          LIST OF SUBSIDIARIES

                                                           SCHEDULE 8G


                   LIST OF AGREEMENTS RESTRICTING DEBT

                                                              EXHIBIT A-1

                              [FORM OF NOTE]


                            SEALRIGHT CO., INC.


                 % SENIOR NOTE, SERIES        , DUE


No. R-
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
DESIGNATED SPREAD:  [0.00%]

   FOR VALUE RECEIVED, the undersigned, SEALRIGHT CO., INC. (herein called the "Company"), a corporation organized and existing under the laws of
the State of Delaware, hereby promises to pay to                     , or
registered assigns, the principal sum of DOLLARS [on the Final Maturity Date specified above] [, payable in installments on the Principal Prepayment
Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Master Shelf Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) ____% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

   Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

   This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Master Shelf Agreement, dated as of October 17, 1995 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.
As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

   This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

   The Company agrees to make scheduled prepayments of principal on the dates and in the amounts specified herein. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

   In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

   The Agreement contains certain confidentiality provisions binding on the holder of this Note.

   This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                 SEALRIGHT CO., INC.


                                 By  Vice President

EXHIBIT A-2

                          [FORM OF SERIES A NOTE]


                            SEALRIGHT CO., INC.


             7.09% SENIOR NOTE, SERIES A, DUE OCTOBER 17, 2010


No. R-
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:  7.09%
INTEREST PAYMENT DATES:  January 17, April 17, July 17 and October 17 of each year
FINAL MATURITY DATE:  October 17, 2010
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
DESIGNATED SPREAD:  0.00%

   FOR VALUE RECEIVED, the undersigned, SEALRIGHT CO., INC. (herein called the "Company"), a corporation organized and existing under the laws of
the State of Delaware, hereby promises to pay to                     , or
registered assigns, the principal sum of DOLLARS payable in installments on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount
(as defined in the Master Shelf Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.09% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

   Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

   This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Master Shelf Agreement, dated as of October 17, 1995 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

   This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

   The Company agrees to make scheduled prepayments of principal on the dates and in the amounts specified herein. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

   In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

   The Agreement contains certain confidentiality provisions binding on the holder of this Note.

   This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                 SEALRIGHT CO., INC.


                                 By Vice President

                                                                 EXHIBIT B


                      [FORM OF REQUEST FOR PURCHASE]

                            SEALRIGHT CO., INC.


        Reference is made to the Master Shelf Agreement (the "Agreement"), dated as of October 17, 1995, between Sealright Co., Inc. (the "Company") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

        Pursuant to Paragraph 2D of the Agreement, the Company hereby makes the following Request for Purchase:


   1.   Aggregate principal amount of
        the Notes covered hereby
        (the "Notes")  ...................  $

   2.   Individual specifications of the Notes:

                             Principal
               Final         Installment      Interest
Principal      Maturity      Dates and        Payment
Amount         Date          Amounts          Period



 3.   Use of proceeds of the Notes:

 4.   Proposed day for the closing of the purchase and sale of the
            Notes:
 5.   The purchase price of the Notes is to be transferred to:

                                         Name and
      Name and Address         Number of           Telephone No.
          of Bank                   Account             of Bank Officer





 6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement [and except to the extent set forth herein] [See paragraph 8B] and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

 7.   Designated Spread:  __________________


Dated:


                               SEALRIGHT CO., INC.


                               By
                                    Authorized Officer

EXHIBIT C


                   [FORM OF CONFIRMATION OF ACCEPTANCE]

                            SEALRIGHT CO., INC.


      Reference is made to the Master Shelf Agreement (the "Agreement"), dated as of October 17, 1995, between Sealright Co., Inc. (the "Company") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

      Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2F and 2H of the Agreement relating to the purchase and sale of such Accepted Notes.

      Pursuant to paragraph 2F of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

 I.   Aggregate principal amount $


      (A) (a) Name of Purchaser:
          (b) Principal amount:
          (c) Final maturity date:
          (d) Principal installment dates and amounts:
          (e) Interest rate:
          (f) Interest payment period:

      (B) (a) Name of Purchaser:
          (b) Principal amount:
          (c) Final maturity date:
          (d) Principal installment dates and amounts:
          (e) Interest rate:
          (f) Interest payment period:

     [(C),(D) ....: same information as to any other Purchaser

II.   Closing Day:

III.  Facility Fee:

IV.   Designated Spread:



Dated:

                               SEALRIGHT CO., INC.


                               By
                               Title:



                               THE PRUDENTIAL INSURANCE
                                 COMPANY OF AMERICA


                               By
                                       Vice President



                               [Signature block for each named
                               Purchaser other than Prudential]

EXHIBIT D


                  [FORM OF OPINION OF COMPANY'S COUNSEL]


                        [Letterhead of Bryan Cave]


                                              [Date of Closing]


[Name(s) and address(es) of
purchaser(s)]



Dear Sirs:

      We have acted as counsel for Sealright Co., Inc. (the "Company") in connection with the Master Shelf Agreement, dated as of October 17 1995, between the Company and The Prudential Insurance Company of America (the "Agreement"), pursuant to which the Company has issued to you today Senior Notes of the Company in the aggregate principal amount of $
(the "Notes"). All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.
[Please note a counterpart opinion is being delivered to you herewith interpreting the laws of the State of Kansas.]

      In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 4 below, we have also relied upon the representation made by [each of] you, and by each other Purchaser, in paragraph 9A of the Agreement.

      Based on the foregoing, it is our opinion that:

      1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.

      2. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted and each is duly qualified as a foreign corporation and in good standing in each jurisdiction where the [nature of the business transacted or properties owned by it makes such qualification necessary][failure to be so qualified would have a material adverse effect on the Company or its Subsidiaries taken as a whole].

      3. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes are entitled to the benefits of the Agreement.

      4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

      5. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G or X of the Board of Governors of the Federal Reserve System.

      6. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

      7. A New York court properly applying the conflicts of laws principles of the State of New York would give effect to the choice of law provisions of the Note Agreement and the Notes and would not apply the substantive law of the State of Kansas to the Note Agreement or the Notes.

      This opinion is not rendered with respect to any laws other than the laws of the State of New York, the State of Kansas, the Federal law of the United States and the General Corporation Law of the State of Delaware.

      A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without our prior written consent.

                               Very truly yours,

                                                                  EXHIBIT E
                     [FORM OF CONFIDENTIALITY LETTER]

                          __________________________, 19___


Sealright Co., Inc.
7101 College Boulevard
Suite 1400
Overland Park, Kansas  66210

Dear Sirs:

      In connection with our possible interest in purchasing ______% Senior Notes due _____________________ of Sealright Co., Inc. (the "Company") from [name of Seller of Notes] (the "Seller") the Seller or the Company may furnish us with certain information that is non-public, confidential or proprietary in nature.

      As used herein, "Confidential Information" means information about the Company furnished by the Seller or the Company to us, but does not include information (i) which was publicly known, or otherwise known to us, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by us, or (iii) which otherwise becomes known to us, other than through disclosure by the Seller or the Company.

      We agree that we will use our best efforts to hold in confidence and not to disclose the Confidential Information, except (a) as may be required by law, and (b) to our and our subsidiaries' officers, directors, employees, agents and professional consultants in connection with the purchase of such Notes or a participation therein; provided that we will be free, after notice to the Company, to correct any false or misleading information which may become public concerning our relationship to the Company or our purchase of the Notes or a participation therein.

      Upon termination of our consideration of such purchase, we will if requested by the Seller or the Company, return to the Seller or the Company all documents furnished by the Seller or the Company to us containing Confidential Information which have not theretofore been destroyed or returned to the Seller or the Company.

                               Very truly yours,

                               [NAME OF PURCHASER]

                               By:____________________________